Exhibit (11)





                      CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated February 9, 1996 in this Registration Statement (Form N-1A No. 33-13690) of Dreyfus Variable Investment Fund.



                                                ERNST & YOUNG LLP


New York, New York
October 28, 1996